EXHIBIT T3A


                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                         PRIME SUCCESSION HOLDINGS, INC.
     (Originally Incorporated on October 31, 1991 as Prime Succession, Inc.)


                  PRIME SUCCESSION HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the "General Corporation Law") as follows:

                  FIRST: The Corporation's name is Prime Succession Holdings,
Inc.

                  SECOND: A petition for reorganization under Chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101 ET SEQ., for the Corporation having been filed on July 12, 2000 in the United States Bankruptcy Court for the District of Delaware, and under the Amended Joint Plan of Reorganization dated August 21, 2000 (the "Plan"), as the same may be amended or modified, from time to time, and INTER ALIA, Sections 1123 and 1129 of the Bankruptcy Code, 11 U.S.C. ss.ss. 1123 and 1129, in accordance with Section 303 of the General Corporation Law and pursuant to the order of said court dated November 8, 2000, this Second Amended and Restated Certificate of Incorporation (as amended from time to time, the "Restated Certificate of Incorporation") restates and further amends the provisions of the Certificate of Incorporation of the Corporation effective as of the Effective Date (as defined in the Plan).

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                  THIRD: The text of the Certificate of Incorporation of the
Corporation, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:

                  1. NAME. The name of the corporation is Prime Succession Holdings, Inc.

                  2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801; and its registered agent at such address is The Corporation Trust Company.

                  3. PURPOSES. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law.

                  4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: twelve million (12,000,000), all of which shall be shares of common stock of the par value of $.01 each ("Common Stock").

                  To the extent required by section 1123(a)(6) of the Bankruptcy Code, 11 U.S.C. ss. 1123(a)(6), no nonvoting equity securities of the Corporation shall be issued. This provision shall have no further force and effect beyond that required by section 1123(a)(6) of the Bankruptcy Code and is applicable only for so long as such section is in effect and application to the Corporation.

                  5. COMMON STOCK. Except as otherwise provided by law, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

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                  6.       AUTOMATIC CONVERSION.

                           (i)      Whenever a holder of a note is required to
convert a portion of his or her Note into shares of Common Stock in accordance with the terms of the Indenture, effective as of the Conversion Date and without further action by the Corporation, such Notes shall to the extent so converted be deemed for all purposes exchanged for that number of Common Stock determined by dividing the principal amount of the Note, plus any accrued but unpaid interest thereon, being so converted by the Conversion Price in effect on the Conversion Date, and the Corporation shall, in furtherance of the foregoing and for ease of administration, upon request from such holder (or the Trustee on behalf of such holder) and surrender of the Note, immediately issue a certificate(s) for the correct number of fully paid and non-assessable shares of Common Stock as determined above by reference to the Conversion Price. Neither the holder nor the Trustee shall be required to pay any transfer or other tax in connection with such exchange. Any such taxes or other fees or expenses in connection with such exchange shall be paid by the Corporation.

                           (ii)     Upon such Conversion Date, such holder shall
be treated as the holder of such shares of Common Stock issued or deemed issued to it in accordance with clause (i) above. The Corporation shall give effect to such conversion in connection with the setting of any record date for any stockholder action without regard to whether certificates for the Common Stock issuable in connection with the conversion described above have actually been issued.

                           (iii)    The Corporation shall at all times reserve
and keep available, free of preemptive rights, out of its authorized but unissued Common Stock,

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solely for the purpose of issuance and delivery, pursuant to the Indenture, the maximum number of shares of Common Stock that may be issuable upon the conversion of Notes in accordance with the Indenture. If any shares of Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Common Stock that are issued pursuant to the terms of the Indenture will, upon issue, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Corporation shall, from time to time, if necessary, amend this Restated Certificate of Incorporation to increase its authorized capital stock and take such other actions as may be necessary to permit the issuance from time to time of shares of Common Stock upon the conversion of Notes described in the Indenture and in this Section 6.

                  7. TRANSFER RESTRICTIONS. Until the Notes have either been paid in full and/or converted in Common Stock as described in Section 6 above, no Common Stock issued under the Plan or in accordance with Section 6 above may be transferred by the holder thereof (including any subsequent transferees) unless a proportionate share of the then outstanding Notes are also transferred to the subject transferee, and any transfer which fails to comply with this Section 7 shall be void AB INITIO. Each holder of Common Stock who requests registration of transfer of such Common Stock shall be deemed to have represented and warranted to the Corporation that such transfer complies with the foregoing provision of this Section 7, PROVIDED, HOWEVER, that the Corporation or its transfer agent may, at its discretion, condition the registration of transfer of such

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Common Stock upon receipt of documentation sufficient to establish that such conditions have, in fact, been complied with.

                  8. CERTAIN DEFINITIONS. As used in this Restated Certificate of Incorporation, unless the context otherwise requires, the term:

                  "Conversion Date" shall have the meaning assigned to such term in the Indenture.

                  "Conversion Price" shall having the meaning assigned to such term in the Indenture.

                  "Indenture" shall mean that certain Indenture dated as of December 14, 2000 between the Corporation and the Trustee, as the same may be amended, modified and in effect from time to time.

                  "Notes" shall mean those 14.25% Mandatorily Convertible Senior Subordinated Notes due 2004 or, Upon Conversion, 2009, issued by the Corporation under the Indenture, as the same may be amended, modified and in effect from time to time.

                  "Trustee" shall mean United States Trust Company of New York or any trustee successor in such capacity under the Indenture.

                  9. ELECTION OF DIRECTORS. Other than the initial Members of the Board of Directors following the Effective Date, Members of the Board of Directors of the Corporation (the "Board") may be elected only by a plurality of the votes cast at the annual meeting of stockholders by the holders of record of the Corporation's issued and outstanding shares of capital stock present in person or represented by proxy and entitled to vote thereat.

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                  10.      SECTION 203. Pursuant to Section 203(b) of the
General Corporation Law, the Corporation hereby expressly opts not to be governed by Section 203 of the General Corporation Law.

                  11. LIMITATION OF LIABILITY. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                  12.      INDEMNIFICATION.

                           (a)      INDEMNITY UNDERTAKING. To the fullest extent
permitted by law (including, without limitation, Section 145 of the General Corporation Law), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in

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any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this
Section 12.

                           (b)      ADVANCEMENT OF EXPENSES. The Corporation
shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any such director, officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer or other person indemnified hereunder, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                           (c)      RIGHTS NOT EXCLUSIVE. The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 12 shall not be deemed exclusive of any other rights which a person seeking

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indemnification or reimbursement or advancement of expenses may have or to which such person hereafter may be entitled under any statute, this Restated Certificate of Incorporation, the Restated By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           (d)      CONTINUATION OF BENEFITS. The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 12 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) of the Corporation and shall inure to the benefit of the executors, administrators, legatees and distributees of any such person.

                           (e)      INSURANCE. The Corporation shall have the
power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 12, the Restated By-Laws of the Corporation or under Section 145 of the General Corporation Law or any other provision of law.

                           (f)      BINDING EFFECT. The provisions of this
Section 12 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this
Section 12 is in effect and/or any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and

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each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 12 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           (g)      PROCEDURAL RIGHTS. The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 12 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                           (h)      SERVICE DEEMED AT CORPORATION'S REQUEST. Any
director or officer of the Corporation serving in any capacity (a) another corporation of which a

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majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed, in each case, to be doing so at the request of the Corporation.

                           (i)      ELECTION OF APPLICABLE LAW. Any person
entitled to be indemnified or to receive reimbursement or advancement of expenses as a matter of right pursuant to this Section 12 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  13. BY-LAWS. The Restated By-Laws of the Corporation may be amended, restated or repealed in whole or in part by vote of the holders of record of more than a majority of the Corporation's issued and outstanding shares of capital stock present in person or represented by proxy and entitled to vote thereat.

                  14. COMPROMISE, ARRANGEMENT OR REORGANIZATION. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable

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jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders of this Corporation, as the case may be, and also on this Corporation.


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                  IN WITNESS WHEREOF, this Second Amended and Restated
Certificate of Incorporation of the Corporation, which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, has been executed by Arthur J. Ansin, acting in his capacity as Secretary of the Corporation, this 14th day of December, 2000.


                                        PRIME SUCCESSION HOLDINGS, INC


                                        /s/ Arthur J. Ansin
                                        ------------------------------------
                                        Name:    Arthur J. Ansin
                                        Title:   Secretary